Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO Callie A. Tomasso, Investor Relations (561) 627-7171

May 19, 2020

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2021 FIRST QUARTER RESULTS

Palm Beach Gardens, Florida, May 19, 2020 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the first quarter ended April 25, 2020.

First Quarter Fiscal 2021 Highlights

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Contract revenues of $814.3 million for the quarter ended April 25, 2020, compared to $833.7 million for the quarter ended April 27, 2019. Contract revenues for the quarter ended April 25, 2020 decreased 1.8% on an organic basis after excluding $4.7 million in contract revenues from storm restoration services for the quarter ended April 27, 2019.

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Non-GAAP Adjusted EBITDA of $69.9 million, or 8.6% of contract revenues, for the quarter ended April 25, 2020, compared to $73.6 million, or 8.8% of contract revenues, for the quarter ended April 27, 2019.

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On a GAAP basis, net loss was $32.4 million, or a loss of $1.03 per common share, for the quarter ended April 25, 2020, compared to net income of $14.3 million, or $0.45 per common share diluted, for the quarter ended April 27, 2019. Non‑GAAP Adjusted Net Income was $11.4 million, or $0.36 per Non-GAAP Adjusted Diluted Share, for the quarter ended April 25, 2020, compared to Non-GAAP Adjusted Net Income of $16.9 million, or $0.53 per common share diluted, for the quarter ended April 27, 2019.

Net loss on a GAAP basis for the quarter ended April 25, 2020 includes a pre-tax goodwill impairment charge of $53.3 million for a reporting unit that generated revenue of less than 4% of Dycom’s consolidated revenue and did not incur losses in fiscal 2020. This reporting unit generates a substantial portion of its revenue and operating results from installation services inside third party premises. In response to the impact of the COVID-19 pandemic, certain of the Company’s customers have modified their protocols to increase the self-installation of customer premise equipment by their subscribers. This is expected to result in a downturn in customer demand for the Company’s in-home installation services for the duration of the COVID-19 pandemic, and possibly longer.

Net loss on a GAAP basis for the quarter ended April 25, 2020 also includes a pre-tax gain of approximately $12.5 million related to the purchase of $167.0 million of principal amount of the Company’s 0.75% convertible senior notes due September 2021 (the “Notes”) for $147.0 million.

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As of April 25, 2020, the Company had cash and equivalents of approximately $643.9 million, borrowings on its revolving line of credit of $675.0 million, $438.8 million of term loans outstanding and $293.0 million principal amount of Notes outstanding. On May 5, 2020, the Company announced a tender offer to purchase any and all of its outstanding Notes. The Company expects to fund purchases of the Notes tendered in the tender offer with cash on hand.

COVID-19

During the COVID-19 pandemic, Dycom’s services have generally been considered essential in nature and have not been materially interrupted. As the situation continues to evolve, the Company is closely monitoring the impact of the COVID-19 pandemic on all aspects of its business, including how it impacts the Company’s customers, subcontractors, suppliers, vendors and employees, in addition to how the COVID-19 pandemic impacts the Company’s ability to provide services to its customers. The Company believes the ultimate impact of the COVID-19 pandemic on its operating results, cash flows and financial condition is likely to be determined by factors which are uncertain, unpredictable and outside of its control. Given the significant uncertainty related to the duration and scope of the impact of COVID-19, the Company is not providing detailed financial guidance for the quarter ending July 25, 2020 or subsequent quarters at this time.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2021 first quarter results on Tuesday, May 19, 2020 at 9:00 a.m. Eastern time. A live webcast of the conference call and related materials will be available on the Company's Investor Center website at https://ir.dycomind.com. Parties interested in participating via telephone should dial (844) 721-7239 (United States) or (409) 207-6953 (International) with the participant code 8819885 ten minutes before the conference call begins and ask for the “Dycom Results” conference call. For those who cannot participate at the scheduled time, a replay of the live webcast and the related materials will be available at https://ir.dycomind.com until Thursday, June 18, 2020.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Forward looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the projected impact of COVID-19 on the Company’s business operating results, cash flows and/or financial condition and the impacts of the measures the Company has taken in response to COVID-19, business and economic conditions and trends in the telecommunications industry affecting the Company’s customers, customer capital budgets and spending priorities, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, preliminary purchase price allocations of acquired businesses, expected benefits and synergies of acquisitions, the future impact of any acquisitions or dispositions, adjustments and cancellations related to the Company’s backlog, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

The information included in this press release does not constitute an offer to purchase nor a solicitation of an offer to sell the Company’s convertible notes. The Company filed a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (the “SEC”) on May 5, 2020 related to a tender offer for its outstanding convertible notes. The tender offer is being made only pursuant to such Offer to Purchase and other related materials filed with the SEC as part of the Schedule TO, in each case as may be amended or supplemented. The Tender Offer Statement (including an Offer to Purchase and other tender offer documents) contain important information, including the terms and conditions of the tender offer, that should be read carefully before any decision is made with respect to the tender offer. Those materials are available to holders of the Company’s convertible notes at no expense upon request directed to the information agent for the tender offer, D.F. King & Co., Inc., by calling (866) 530-8635 (toll-free), (212) 269-5550 (collect) or by email at dycom@dfking.com. In addition, all of the materials (and all other tender offer documents filed with the SEC) are available at no charge on the SEC’s website at www.sec.gov.

---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	April 25, 2020	January 25, 2020
ASSETS
Current assets:
Cash and equivalents	$643,876	$54,560
Accounts receivable, net	870,791	817,245
Contract assets	275,001	253,005
Inventories	92,622	98,324
Income tax receivable	—	3,168
Other current assets	48,585	31,991
Total current assets	1,930,875	1,258,293

Property and equipment, net	350,452	376,610
Operating lease right-of-use assets	71,680	69,596
Goodwill and other intangible assets, net	407,187	465,694
Other	52,670	47,438
Total non-current assets	881,989	959,338
Total assets	$2,812,864	$2,217,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$194,417	$119,612
Current portion of debt	22,500	22,500
Contract liabilities	24,566	16,332
Accrued insurance claims	41,977	38,881
Operating lease liabilities	29,392	26,581
Income taxes payable	8,694	344
Other accrued liabilities	106,748	98,775
Total current liabilities	428,294	323,025

Long-term debt	1,363,857	844,401
Accrued insurance claims - non-current	66,913	56,026
Operating lease liabilities - non-current	42,964	43,606
Deferred tax liabilities, net - non-current	66,041	75,527
Other liabilities	10,901	6,442
Total liabilities	1,978,970	1,349,027

Total stockholders’ equity	833,894	868,604
Total liabilities and stockholders’ equity	$2,812,864	$2,217,631

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter
	Ended	Ended
	April 25, 2020	April 27, 2019
Contract revenues	$814,322	$833,743

Costs of earned revenues, excluding depreciation and amortization[1]	680,206	701,767
General and administrative[2,3]	65,887	58,622
Depreciation and amortization	45,871	46,341
Goodwill impairment charge[4]	53,264	—
Total	845,228	806,730

Interest expense, net[5]	(12,457)	(12,233)
Gain on debt extinguishment[6]	12,504	—
Other income, net	1,118	5,698
(Loss) income before income taxes	(29,741)	20,478

Provision for income taxes[7]	2,677	6,199

Net (loss) income	$(32,418)	$14,279

(Loss) earnings per common share:

Basic (loss) earnings per common share	$(1.03)	$0.45

Diluted (loss) earnings per common share	$(1.03)	$0.45

Shares used in computing (loss) earnings per common share:
Basic	31,603,498	31,451,809

Diluted[8]	31,603,498	31,786,459

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND DECLINE %’s

	Contract Revenues - GAAP	Revenues from acquired businesses[10]	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Decline %	Non-GAAP - Organic Decline %
Quarter Ended April 25, 2020	$814,322	$—	$—	$814,322	(2.3)%	(1.8)%

Quarter Ended April 27, 2019	$833,743	$—	$(4,716)	$829,027

NET (LOSS) INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter
	Ended	Ended
	April 25, 2020	April 27, 2019
Reconciliation of net (loss) income to Non-GAAP Adjusted EBITDA:
Net (loss) income	$(32,418)	$14,279
Interest expense, net	12,457	12,233
Provision for income taxes	2,677	6,199
Depreciation and amortization	45,871	46,341
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	28,587	79,052
Gain on sale of fixed assets	(1,788)	(6,738)
Stock-based compensation expense	2,322	3,479
Goodwill impairment charge[4]	53,264	—
Gain on debt extinguishment[6]	(12,504)	—
Charge for warranty costs[1]	—	8,200
Recovery of previously reserved accounts receivable and contract assets[3]	—	(10,345)
Non-GAAP Adjusted EBITDA	$69,881	$73,648

Contract revenues	$814,322	$833,743
Non-GAAP Adjusted EBITDA % of contract revenues	8.6%	8.8%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)
(Dollars in thousands, except share amounts)
Unaudited

NET (LOSS) INCOME, NON-GAAP ADJUSTED NET INCOME, DILUTED (LOSS) EARNINGS PER COMMON SHARE, NON-GAAP ADJUSTED DILUTED EARNINGS PER COMMON SHARE, AND NON-GAAP ADJUSTED DILUTED SHARES

	Quarter	Quarter
	Ended	Ended
	April 25, 2020	April 27, 2019
Reconciliation of net (loss) income to Non-GAAP Adjusted Net Income:
Net (loss) income	$(32,418)	$14,279

Pre-Tax Adjustments:
Non-cash amortization of debt discount on Notes	4,341	4,932
Goodwill impairment charge[4]	53,264	—
Gain on debt extinguishment[6]	(12,504)	—
Charge for warranty costs[1]	—	8,200
Recovery of previously reserved accounts receivable and contract assets[3]	—	(10,345)

Tax Adjustments:
Tax expense for the vesting and exercise of share-based awards	450	638
Tax effect from net operating loss carryback under enacted CARES Act[7]	(2,631)	—
Tax effect of pre-tax adjustments	896	(766)
Total adjustments, net of tax	43,816	2,659

Non-GAAP Adjusted Net Income	$11,398	$16,938

Reconciliation of diluted (loss) earnings per common share to Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted (loss) earnings per common share	$(1.03)	$0.45
Total adjustments, net of tax	1.39	0.08
Non-GAAP Adjusted Diluted Earnings per Common Share	$0.36	$0.53

Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share:
GAAP diluted shares	31,603,498	31,786,459
Adjustment for dilutive common stock equivalents[8]	163,118	—
Non-GAAP Adjusted Diluted Shares	31,766,616	31,786,459

Amounts in table above may not add due to rounding.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

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Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue growth is calculated as the percentage change in Non-GAAP Organic Contract Revenues over those of the comparable prior year periods. Management believes organic growth is a helpful measure for comparing the Company’s revenue performance with prior periods.

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Non-GAAP Adjusted EBITDA - net income (loss) before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

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Non-GAAP Adjusted Net Income - GAAP net income (loss) before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items.

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Non-GAAP Adjusted Diluted Earnings per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income divided by Non-GAAP Adjusted Diluted Shares outstanding. Non-GAAP Adjusted Diluted Shares includes the dilutive impact of common stock equivalents related to share-based awards that are excluded from the computation of net loss per common share on a GAAP basis as their effect would be anti-dilutive.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share:

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Non-cash amortization of debt discount on Notes - The Company’s Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount is being amortized over the term of the Notes but does not result in periodic cash interest payments. The Company excludes the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

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Goodwill impairment charge - The Company incurred a goodwill impairment charge of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

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Gain on debt extinguishment - The Company incurred a pre-tax gain of approximately $12.5 million related to the purchase of $167.0 million of principal amount of the Company’s 0.75% convertible senior notes due September 2021 for $147.0 million during the quarter ended April 25, 2020. Management believes excluding the gain on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

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Charge for warranty costs - During the quarter ended April 27, 2019, the Company recorded an $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

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Recovery of previously reserved accounts receivable and contract assets - During the quarter ended April 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

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Tax impact of the vesting and exercise of share-based awards - The Company excludes certain tax impacts resulting from the vesting and exercise of share-based awards as these amounts may vary significantly from period to period. Excluding these amounts from the Company’s Non-GAAP financial measures provides management with a more consistent measure for assessing financial results.

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Tax effect from a net operating loss carryback under enacted CARES Act - For the quarter ended April 25, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

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Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Notes

1 During the quarter ended April 27, 2019, the Company recorded an $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods.
2 Includes stock-based compensation expense of $2.3 million and $3.5 million for the quarters ended April 25, 2020 and April 27, 2019, respectively.
3 During the quarter ended April 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets based on collections from a customer.
4 The Company incurred a goodwill impairment charge of $53.3 million during the quarter ended April 25, 2020 for a reporting unit that performs installation services inside third party premises.
5 Includes pre-tax interest expense for non-cash amortization of the debt discount associated with the Notes of $4.3 million and $4.9 million for the quarters ended April 25, 2020 and April 27, 2019, respectively.
6 During the quarter ended April 25, 2020, the Company recognized a gain on debt extinguishment of $12.5 million in connection with its purchase of $167.0 million aggregate principal amount of its 0.75% convertible senior notes due September 2021 for $147.0 million.
7 For the quarter ended April 25, 2020, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted CARES Act. For the quarters ended April 25, 2020 and April 27, 2019, the provision for income taxes also includes $0.5 million and $0.6 million, respectively, of income tax expense for the vesting and exercise of share-based awards.
8 Diluted shares for the quarter ended April 25, 2020 excludes common stock equivalents related to share-based awards as their effect would be anti-dilutive.